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                       FOURTH AND BLANCHARD
                           OFFICE LEASE

          THIS LEASE, made the 14th day of February, 1997, by and between MARTIN SELIG, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and PhotoDisc, Inc., whose address is 2013 Fourth Avenue, Seattle, Washington, hereinafter referred to as "Lessee".

          1. DESCRIPTION. Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon total square footage of 47,843 comprising of 20,624 square footage on the 5th floor, 20,624 square footage on the 6th floor and 6,595 square footage on the 18th floor, (hereinafter referred to as "Premises") of the Fourth & Blanchard Building, 2121 Fourth Avenue, City of Seattle, State of Washington 98121, whose mailing address is 2101 Fourth Avenue, Seattle, Washington 98121, the legal description of which is:

          Lots 7, 8, 9, 10, 11 and 12, Block C, Third addition to the part of the City of Seattle heretofore laid off by A. A. Denny and William N. Bell according to plat recorded in Volume 1 of plats, page 137 in King County
          Washington, except in the north easterly 12 feet thereof as condemned for road purposes under King County Superior Court, cause number 52280.

          2. TERM. The term of this lease shall be for a period of 72 months, commencing the 1st day of March, 1997, and ending 72 months thereafter.

          3. RENT. Lessee covenants and agrees to pay rent each month in advance on the first day of each calendar month. Rent shall be computed at the annual base rental rate of $18.50 per square foot. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro-rated portion of the rent computed on an annual basis. Physical possession of and rent payments for the 18th floor Premises shall commence March 1, 1997. Physical possession of and rent payments for the 5th floor Premises shall commence October 1, 1997. Physical possession of the 6th floor Premises shall commence October 1, 1997. Rent for the 6th floor Premises shall commence April 1, 1998 pursuant to Paragraph 31. SPACE POCKET.

          4. CONSIDERATION. As consideration for the execution of this Lease, Lessee shall pay to lessor the sum of $73,758.00, in accordance with Paragraph 38. REAL ESTATE LEASING FEE. In the event Lessee fully complies with all the terms and conditions of this Lease, but not otherwise, $10,167.30 shall be credited to the rent due for the 18th floor Premises for the month of March, 1997, $31,795.30 shall be credited to the rent due for the 5th floor Premises for the month of October, 1997 and $31,795.30 shall be credited to the rent due for the 6th floor Premises for the month of April, 1998.

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          5.   USES.  Lessee agrees that Lessee will use and occupy said
Premises for general offices and related purposes, including, but not limited to, all types of business currently conducted by Lessee and/or its subsidiaries and for no other purposes.

          6. RULES AND REGULATIONS. Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor and be applicable to all tenants in the Fourth & Blanchard Building, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease.

          7. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or fire expected). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises.

          8. ALTERATIONS. Lesser shall not make any alterations or improvements in, or additions to said Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. Subject to Paragraph 34. TENANT IMPROVEMENT ALLOWANCE, such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or inquiry. Lessor has physically inspected Lessee's Premises located at 2013 Fourth Avenue, Seattle, Washington and hereby grants approval to Lessee to construct tenant improvements of similar design within Lessee's Premises. Such approval by Lessor in no way limits Lessee's right to revise and/or change the design standards of said tenant improvements.

          9. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or


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order to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises, subject to Paragraph 37. ADA COMPLIANCE/FIRE SAFETY. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building.

          10. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of such weight in said Premises if Lessor so desires.

          11. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor.

          12. LOCKS. No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

          13. KEY. Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises.

          14. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

          15. SERVICES. Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition except for damage occasioned by the act of Lessee.

          Lessor shall furnish Premises with electricity for lighting and operation of office machines used in Lessee's business, heat and normal office air-conditioning sufficient to maintain a reasonable temperature at all times in all areas of the Premises, and elevator services, during the ordinary business hours of the building. Should Lessee or a division of Lessee require HVAC services on a 24-hour basis, said after hours services shall be subject to additional costs which may be determined by the extra amount of electricity and water required over and above standard operating hours. Air-conditioning units and electricity therefore for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor


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shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service, in accordance with Exhibit "C", and window washing at least two (2) times per year. Lessee acknowledges the building's exterior window washing schedule is in hiatus due to mechanical failure of window washing riggings. Lessor is pursuing corrective action and anticipates the next window washing to commence no later than October 15, 1997, provided that if washing of exterior windows of the Premises does not commence by such date, or if window washing is not completed at least two (2) times per calendar year, Lessee shall be entitled to reduce the monthly rent payable by fifty percent (50%) for the entire Premises affected (Example: If the 18th floor windows are not washed, then the reduction would be based upon 50% of the monthly rent attributable to the 18th floor premises only; if the 5th and/or 18th floor windows are not washed, then the reduction would be based upon 50% of the monthly rent attributable to the 5th and/or 18th floor premises only) until washing of such windows commences and, each calendar year thereafter, the second washing is completed.

          Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever, unless caused by Lessor's negligence. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder, unless caused by Lessor's negligence.

          In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

          16. SOLICITORS. Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

          17. FLOOR PLAN. The floor plan and specifications for Lessee's occupancy shall be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.


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          18.  ASSIGNMENT.  Lessee will not assign this Lease or any part thereof without first obtaining the written consent of Lessor, which shall not be unreasonably withheld. In the event such written consent shall be given, no other or subsequent assignment shall be made without the previous written consent of Lessor, which shall not be unreasonably withheld.

          Lessee may sublet all or any portion of the Premises at any time, on such terms as Lessee deems appropriate, without the consent of Lessor, provided that notwithstanding such sublease, Lessee shall remain liable for all of its obligations under this Lease.

          19. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate share basis. In no case will the cost of Operating Services increase more than five percent (5%) per year over the Base Year amount.

                           DEFINITIONS

BASE YEAR

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year for the 5th floor and 18th floor Premises shall be the calendar year 1997. The base year for the 6th floor Premises shall be the calendar year 1998.

COMPARISON YEAR

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

OPERATING SERVICES

"Operating Services" include, but are not limited to, the charges incurred by Lessor for: building operation salaries, benefits, management fee of five percent (5%) of gross income for the building, insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal and elevator. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:


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          (i)  real estate taxes

          (ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

          (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

          (iv) damage and repairs attributable to fire or other casualty;

          (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

          (vi) executive salaries to the extent that such services are not in connection with the management, operating, repair or maintenance of the building;

          (vii) Lessor's general overhead expenses not related to the building;

          (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof unless the outcome is to the financial benefit of all tenants;

          (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

          (x) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease;

          (xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

          (xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;


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          (xiii) building management fees in excess of the management fees specified hereinabove;

          (xiv) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operator(s);

          (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

          (xvi) rent called for under any ground lease or master lease;

          (xvii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the building; and

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

REAL ESTATE TAXES

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

PROPORTIONATE BASIS

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises on the last day of the year before the Comparison Year and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (390.659/RSF).

COMPUTATION OF ADJUSTMENTS TO BASE YEAR COSTS

Any adjustment to Base Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. The increase shall be the increase to each expense individually. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases to Base Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for


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Comparison year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted to the greater of actual average occupancy over such year or 95% occupancy, then Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

          20. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of this lease, any law, statute or ordinance levying any assessment or any tax upon rents or the income from real estate or rental property (other than federal or state income or estate taxes), Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

          21. LATE PAYMENTS. Any payment, required to be made pursuant to this Lease, not made on the date the same is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Seafirst National Bank, or its successor. In no case, however, shall payment be considered late until after the 10th day.

          22. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor, or Lessor's agents, employees or servants. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force.

          23. INDEMNIFICATION. Lessee and Lessor will each defend, indemnify and hold harmless the other from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto where said


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damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of it and/or its agents, employees or servants.

          24. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise.

          25. SUBORDINATION. This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Said sale, assignment or foreclosure shall in no way affect the validity of this Lease and/or any amendments made thereto. In such case, this Lease shall remain in full force and effect. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor that is true and accurate in all respects to further effect the provisions of this paragraph.

          26. CASUALTY. In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty (60) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. If necessary, Lessor will provide access to any needed alternative space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder.

          If the Premises are destroyed or damages and the damage or destruction renders more than 40% of the Premises untenantable for 120 days or more, either party may elect to terminate the Lease as of the date of the damage or destruction by giving the other party written notice within 30 days after the date of the damage provided, however, if Lessor can provide comparable alternative space with comparable tenant improvements acceptable to Lessee, which approval shall not be unreasonably withheld, as a substitute for the damaged or destroyed premises, then Lessee shall not have the right to terminate the Lease. Lessee shall pay for the temporary space at the market rate or at Lessee's existing rate whichever is lower and Lessor agrees to pay the costs of relocation and required tenant improvements acceptable to Lessee, which approval shall not be unreasonably withheld. In the event of termination, all rights and


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obligations of the parties shall cease as of the date of termination, and
Lessee shall be entitled to reimbursement of any prepaid rent. If neither party elects to terminate, Lessor shall promptly and diligently proceed to restore the Premises to substantially the same form as prior to the damage or destruction. Work shall be commenced as soon as possible and shall proceed without interruption except for work stoppages on account of labor disputes and matters outside of Lessor's control.

          27. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt and such action is not cured within sixty (60) days, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

          28. LESSEE'S DEFAULT. If this Lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease for thirty (30) days after written notice delivered to Lessee for such failure, i.e., specifically the covenant for the payment of monthly rent, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearanges or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease is not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein . In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%). Lessor shall use its best efforts to re-lease the Premises and otherwise mitigate the damages suffered by Lessor from any breach by Lessee.


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          29.  LESSOR'S DEFAULT.  Notwithstanding any other term or provision of this Lease, if Lessor fails to comply with any term or provision of this Lease for more than thirty (30) days after written notice from Lessee stating the nature of the default, Lessee may direct all sums due Lessor under this Lease to an escrow account until Lessor has cured the default to Lessee's reasonable satisfaction; provided, however, if the default cannot reasonably be cured within such 30-day period, Lessor shall not be in default of this Lease if Lessor commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default and if the cure is not completed with 90 days Lessee may terminate this Lease and all amounts in the escrow account shall be returned to Lessee.

          30. RIGHT OF FIRST REFUSAL. During the initial lease term and any renewal terms thereof, Lessor will provide Lessee with a right of first refusal on all space which becomes available within the building. This right is subordinate to existing rights. If Lessor has an interested party in such space, Lessor will notify Lessee accordingly and Lessee shall have fifteen
(15) working days from receipt of said notice in which to respond either way. Rent for such space shall be at the same rate and on the same terms as a bona fide written offer received by Lessor which shall be no greater than the fair market value for comparable office space within the Denny Regrade area.

          31. RENEWAL. Lessee shall have the right to renew this lease under the same terms as contained herein, except rent, for two (2), five year periods, provided Lessee is not in default under the terms and conditions of this Lease. Rent for the renewal terms shall be at 95% of fair market value for comparable office space within the Denny Regrade area. Lessee must provide Lessor written notice of its election to renew at least six (6) months prior to the expiration of the then current lease term.

          32. SPACE POCKET. Lessor extends to Lessee the right to designate a portion of the Premises (which portion shall be mutually acceptable) as space pockets. Such acceptance shall not be unreasonably withheld. The space pocket shall not exceed 20,624 square feet. These space pockets may be located at various locations throughout the Premises. Space pockets will be rent free and not part of the leased Premises for the purposes of Section 19, until the space is actually used for active conduct of Lessee's business, which may be in whole or in part. If the space pockets are actually used, Lessee shall pay rent on only the portion used at the same rent that Lessee is paying for the other space under this Lease. The initial area space pocketed shall be incorporated into rentable space on April 1, 1998 or upon actual use of said space if sooner. Lessee's use of space pockets as dead storage shall not cause them to accrue rent.

          33. RIGHT TO EARLY CANCELLATION. At any time after October 1, 1997 Lessee may cancel their Lease obligation for the 18th floor Premises only, by providing Lessor with sixty (60) days prior written notice.

          If Lessee elects to cancel this right, the tenant improvement allowance described below will become applicable to the 18th floor premises as well.

          34. TENANT IMPROVEMENT ALLOWANCE. Lessor shall provide a tenant improvement allowance of $10.00 per square foot of space leased to modify and upgrade the 5th, 6th and 18th floors of the Premises. The 18th floor allowance is more specifically detailed in the preceding Paragraph 33. RIGHT OF EARLY TERMINATION. In the event Lessee does not use the entire tenant improvement allowance to modify the Premises, Lessee may use the remaining allowance to pay for other costs involved with occupying the Premises, including rent. Lessee will provide Lessor with supporting documentation for such allowances. Lessee shall have the right to select and contract directly with a general contractor for all tenant improvement work. Lessor shall have the right to accept such general contractor. Such acceptance shall not be unreasonably withheld. In such case Lessee shall pay for all tenant improvements and shall have the right to offset its rent commencing at anytime after November 1, 1997, for repayment of its actual costs. Lessee shall be entitled to a monthly interest rate of two percent (2%) over Seafirst National Bank's quoted Prime Rate until reimbursed in full for the costs of improvements by means of the offset. In the alternative, Lessor shall have the right to pay for the tenant improvements either upon completion or at any time, provided Lessor reimburses Lessee for any balance owing Lessee for the costs of improvements incurred, plus accrued interest, if any.

          35. BUILDING SALE. Lessor shall provide Lessee with prior notice if Lessor intends to sell the building or formally place the building on the market for sale. At that time Lessor shall provide Lessee information necessary to review a purchase of the building.

          36. PARKING. Lessor agrees to provide Lessee with parking stalls. The cost of such parking shall remain fixed at $150.00 per stall, per month during the first lease year, then be subject to market increases.

          37. ADA COMPLIANCE/FIRE SAFETY. Lessor warrants that all common areas and fire escape routes are in compliance with the Americans with Disabilities Act (ADA) and other governmental acts and regulations, and any improvements to the common areas and fire escape routes necessitated by the ADA or other governmental acts and regulations shall be at the sole cost and expense of Lessor.

          38. REAL ESTATE LEASING FEE. Lessor shall owe Colliers Macaulay Nicolls a real estate leasing fee of $172,474.00. It is agreed the fee shall be paid as follows: Lessee shall pay directly to Colliers $73,758.00 upon full execution of this Lease and offset it against the lease consideration due and referenced in Paragraph 4. CONSIDERATION. Lessee shall pay the remaining commission, $98,716.00, directly to Colliers upon commencement of the lease term referenced in Paragraph 2. TERM. The amount so paid shall be offset by Lessee as a rent credit against the rents becoming due to Lessor other than rents for the months for which credit is given under Paragraph 4. CONSIDERATION. Lessee shall continue offsetting the rent until the entire leasing fee is paid in full.

          Lessor shall be financially responsible for additional real estate leasing fees equivalent to $3.50 per square foot if Lessee expands Lessee's Premises beyond the square footage in Paragraph 1. DESCRIPTION. Such fees shall be owed Colliers upon Lessee providing notice to Lessor of their intent to lease said expansion space.

          39. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18.
ASSIGNMENT, of this lease.

          It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor or Lessee of a breach by Lessor or Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

          40. HOLDING OVER. If Lessee requires possession of the Premises after expiration of the term of this lease, Lessee shall so notify Lessor within sixty (60) days of the Lease expiration and Lessor shall then be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice. In the event Lessee disagrees with the market rate established by Lessor, market rate shall be established as follows:

          Within sixty (60) days after notice of holding over, the parties shall mutually agree on an appraiser who shall determine the fair market value for the Premises. If the parties are unable to agree on an appraiser, then each party shall select an appraiser. The two appraisers shall then select a third appraiser who shall determine the fair market value for the Premises as of the commencement of the holding over term.

          All appraisers selected shall be M.A.I. appraisers with commercial property experience in King County.

          41. ANTENNAS. Lessor shall provide a mutually agreed upon location acceptable to Lessee for Lessee's antennas, dishes and other communication equipment required by Lessee free of rent. Lessee will bear all expenses regarding installation of said equipment. Such approval shall not be unreasonably withheld.

          Location depends on which technically works best, available space and located so as to not interfere with other antennas or equipment.

          42. GENERATOR. Lessor grants Lessee the right to install and maintain at Lessee's expense a backup generator sufficient to provide Lessee the necessary electricity during such times when the electrical service provided by Lessor is disrupted. Said generator shall be installed at a location mutually acceptable to both Lessee and Lessor and shall be connected to the existing power feed, if any, installed by R.W. Beck which may be currently located in the loading dock area of the building. Lessor shall not unreasonably withhold consent as to the chosen location of the generator. Lessee shall maintain, at Lessee's sole cost and expense, a fence around such emergency generator. Lessee will not operate generator during standard business hours, unless due to an emergency power outage.

          43. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements. The phrase
"prevailing Party" shall include a party who receives substantially the relief desired, whether by dismissal, summary judgment, judgment or otherwise.

          44. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

          45. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

          46. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

          47. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

          48. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

          IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

                                   PHOTODISC, INC.


/s/ Martin Selig                   By: /s/ Robert Chamberlain
---------------------------        ----------------------------------
Martin Selig                       Its: V.P. Finance and Operations
                                       ----------------------------------
     "Lessor"                           "Lessee"

                            EXHIBIT B

                             EXAMPLE

The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual average occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year (s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

HYPOTHETICAL FACTS

Building Occupancy:                                  80%
Actual Base Year Costs:                              $375,000
Grossed Base Year Costs to 95%:                      $440,000
Actual Comparison Year Costs: (see below)            $405,440
Grossed Comparison Year Costs to 95%: (see below)    $463,080
Tenant Premises:                                     10,000 RSF
Building RSF:                                        125,000 RSF
Tenant Proportionate Basis:                      10,000 + 125,000 = 8%

                             EXAMPLE

                        Actual             Grossed
Description             Expenses           Expenses
-----------             --------           --------
Percent Occupied          80.00%             95.00%       Methodology
                                                          -----------
Real Estate Taxes       $ 54,854           $ 54,854       Actual Cost
-----------------

Operating Expenses
------------------
Insurance               $ 26,595           $ 28,595       Actual Cost
Electricity             $ 69,358           $ 82,363       Adjusts with occupancy
Water & Sewer           $  4,945           $  5,872       Adjusts with occupancy
Security                $  5,000           $  5,000       Actual Cost
Elevator                $  7,526           $  7,526       Actual Cost
Superintendent          $ 82,869           $ 98,407       Adjusts with occupancy
Landscaping             $  2,912           $  2,912       Actual Cost
Disposal                $ 15,502           $ 18,409       Adjusts with occupancy
Management              $ 41,680           $ 49,495       Adjusts with occupancy
Supplies                $  4,339           $  5,153       Adjusts with occupancy
Window Washing          $  1,527           $  1,813       Adjusts with occupancy
Repairs & Maintenance   $ 24,333           $ 28,895       Adjusts with occupancy
Telephone               $  1,444           $  1,144       Actual Cost
HVAC Maintenance        $  6,208           $  7,372       Adjusts with occupancy
Janitorial              $ 56,648           $ 67,270       Adjusts with occupancy
                        --------           --------

TOTALS:                 $405,440           $463,080

I.    GENERAL OFFICE MAINTENANCE SCHEDULE

      DAILY SERVICES

      1.   Gather wastepaper and place in your containers for disposal.

      2. Dust mop all resilient tile or hard surface floors, including rug protectors.

      3. Vaccum carpet as needed. If vacuum will not pick up, police by hand.

      4.   Empty and wash ashtrays.

      5.   Leave furniture neat and orderly, ready for next days business.

      6.   Keep janitor closet neat and orderly.

      7.   Leave only designated night lights on.

      8.   Spot mop spillage on tile or hard floor surfaces.

      9.   Wet mop lunchroom floors complete.

     10.   Clean and sanitize drinking fountains.


WEEKLY SERVICES

      1.   Within reason, spot clean carpeted areas, as needed.

      2. Dust low ledges including window sills and other hard surfaces that are accessible without the use of a ladder.

TWICE A WEEK SERVICES

TUESDAY AND THURSDAY

      1. Remove fingerprints from woodwork, doors, door glass and around light switches on walls.

THREE TIMES A WEEK SERVICE

MONDAY, WEDNESDAY, AND FRIDAY

      1. Dust tops of desks, chairs, tables, counters, file cabinets and telephones.

      2. Wipe fingerprints from desks and tabletops that are formica.

MONTHLY SERVICES

     1.   Shampoo and extract elevator carpets.

     2.   Sweep stairways complete and camp mop as needed.

     3.   Dust handrails on stairwells.

TWICE MONTHLY SERVICE

     1.   Polish elevator threshold.

EVERY OTHER MONTH SERVICES

     1.   Spot clean stairwell walls.

QUARTERLY SERVICES

     1.   High dust areas that require the use of a 6' ladder.

     2.   Dust lobby walls.

                        SPECIFICATIONS FOR
                           MARTIN SELEC
                     BUILDING AND PROPERTIES



1.   GENERAL OFFICE MAINTENANCE SCHEDULE


2.   MAINTENANCE IN LOBBY, ELEVATORS, CORRIDORS, AND ENTRANCES


3.   RESTROOM MAINTENANCE


4.   FLOOR MAINTENANCE


5.   JANITORIAL MAINTENANCE -- EXTERIOR AREAS -- LOADING DOCKS

I.    GENERAL OFFICE MAINTENANCE SCHEDULE

      MONTHLY SERVICES


      1. Remove fingerprints from walls, door frames and partition glass, not done daily.

      EVERY SIX WEEKS


      1.   Dust chair rungs, chair ledges and arms.

      2.   Dust sides of file cabinets, desks and desk walls.


      SIX TIMES A YEAR


      1.   Edge all carpeted areas with a compact vacuum cleaner.
           (doesn't include removing staples.)

      2.   Vacuum upholstered furniture


      FOUR TIMES A YEAR


      1. Vacuum under chair carpet protectors that are movable only.


      QUARTERLY SERVICES


      1.   Vacuum air vent, grills, and louvres.

      2. Dust horizontal surfaces requiring the use of a 6' ladder (i.e. tops of picture frames, high shelves).

      3.   Dust venetian blinds.

II.   MAINTENANCE IN LOBBY, ELEVATORS, CORRIDORS AND ENTRANCES


      DAILY SERVICES


      1. Remove fingermarks from doors, door glass, door frames, elevator doors and trim.

      2. Vacuum all corridors, elevator and lobby carpets complete. Including any interior entrance mats.

      3.   Remove fingerprints from elevator walls.

      4.   Dust all horizontal flat surfaces within reach.

      5.   Wet mop floors as needed and sweep latter.

      6.   Empty and wash cigarette receptacles.

      7.   Spot clean spillage on carpeted surfaces, within reason.

      8. Sift sand in cigarette receptacles, change as needed at least weekly.

      9.   Edge elevator carpets, as needed.

      10. Clean security scanner (FIRE CONTROL) and building directories.


WEEKLY SERVICES

      1.   Clean elevator door tracks.

      2. Polish elevator doors, control panels, and floor indicator plates.

      3.   Damp wipe or vacuum lobby furniture.

      4.   Edge carpets with compact vacuum cleaner.

      5.   Dust tops of stairwell lights.

III.  RESTROOM MAINTENANCE

      DAILY SERVICES


      1. Clean and polish wastebaskets, dispensers and chrome fittings.

      2.   Clean mirrors and mirror frames.

      3.   Wet mop floors using disinfectant cleaner.

      4.   Sanitize toilets, toilet sinks and urinals.

      5.   Dust all ledges and partitions.

      6. Report any fixtures not working properly to building office.

      7.   Remove all wastepaper and place for disposal.

      8. Refill all restroom dispensers. Use only cocoanut soap in soap dispensers.

      9. Spot wash partitions (walls and doors) and vinyl wallcovering.

      10.  Clean vanity counters.

      11. Maintain waste receptacles containers and consumable supply dispensers.

      12.  Clean janitor closets and sinks.


      WEEKLY SERVICES

      1.   Dust door trim and clean door vents.

      2.   Spot wash doors, inside and out.

III.  RESTROOM MAINTENANCE . . . . . . . CONTINUED


      MONTHLY SERVICES


      1.   Wash partitions.


      QUARTERLY SERVICES


      1.   Dust or vacuum all ceiling vents or air grills.


      SIX TIMES A YEAR SERVICE


      1.   Machine scrub ceramic tile floors including base.


IV.   FLOOR MAINTENANCE


      MONTHLY SERVICE


      1. Hot water extract and shampoo lobby and common use corridor areas.


SIX TIMES A YEAR SERVICE


      1. Clean and refinish all hard surface tile flooring January, March, May, July, September, November.

JANITORIAL MAINTENANCE -- EXTERIOR AREAS -- LOADING DOCK


DAILY SERVICES


     1.   Police and remove debris from around building.

     2.   Wash lobby door glass and spot clean door frames.

     3. Empty waste containers and spot clean the insides and the outside of the containers.

     4. Remove gum and other adhesive materials reasonably as needed


WEEKLY SERVICES


     1.   Sweep sidewalk plaza areas complete.


THREE TIMES A WEEK SERVICE

MONDAY, WEDNESDAY, FRIDAY


     1.   Wipe down horizontal ledges, including handrails.


MONTHLY SERVICES


     1.   Degrease loading dock

     2.   Hose all sidewalk and plaza areas.

STATE OF WASHINGTON     )
                        )    ss.
COUNTY OF KING          )


On this 19th day of February, 1997, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, the individual who executed the within and foregoing instrument, and acknowledged said instrument to be his free and voluntary act and deed for the uses and purposes therein mentioned.

                     Theresa Groff
                     Notary Public in and for the State of Washington Residing at: Bellvue
                     My commission expires: 1/98

(individual)

STATE OF                )
                        )    ss.
COUNTY OF               )


On this ___ day of _________, 19__, before me, a Notary Public in and for the State of _______________, personally appeared _________________________, the individual(s) who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.


                     Notary Public in and for the State of
                                                          --------------------
                     Residing at:
                                 ---------------------------------------------
                     My commission expires:
                                           -----------------------------------

(Partnership)

STATE OF                )
                        )    ss.
COUNTY OF               )


On this ___ day of _________, 19__, before me, a Notary Public in and for the State of _______________, personally appeared _________________________ to me known to be partner(s) of ______________________, the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and an oath stated that he/she/they is/are authorized to execute said instrument on behalf of the partnership.


                     Notary Public in and for the State of
                                                          --------------------
                     Residing at:
                                 ---------------------------------------------
                     My commission expires:
                                           -----------------------------------

(Corporation)

STATE OF                )
                        )    ss.
COUNTY OF               )


On this 20th day of February, 1997, before me, a Notary Public in and for the State of Washington, personally appeared Chris Birkeland to me known to be the Vice President of Finance respectively, of PhotoDisc, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and an oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.


                     Crissi R. Young
                     Notary Public in and for the State of   Delaware
                     Residing at: Bellvue
                     My commission expires: 5/99

                           EXHIBIT E


                      CURRENT TENANT LIST



------------------------------------------------------------------------------
TENANT                                     BASE RENT
------------------------------------------------------------------------------
Frank & Bernies                            $1,993.00
------------------------------------------------------------------------------
Seattle Coin Shop                          $1,002.00
------------------------------------------------------------------------------
Shear Seattle                              $950.00
------------------------------------------------------------------------------
Habit Cleaners                             $600.00
------------------------------------------------------------------------------
Derek Andrew                               $4,423.20
------------------------------------------------------------------------------
TOTAL BASE RENT 1/98                       $8,968.20
------------------------------------------------------------------------------
